   As filed with the Securities and Exchange Commission on October 20, 1994.
                                                                REGISTRATION NO.
_____________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            _______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            _______________________

                            RUBBERMAID INCORPORATED
             (Exact name of registrant as specified in its charter)

              OHIO                                    34-0628700
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                    identification no.)

                   1147 AKRON ROAD, WOOSTER, OHIO  44691-6000
                    (Address of principal executive offices)
                            _______________________

            AMENDED 1989 RESTRICTED STOCK INCENTIVE AND OPTION PLAN
                            (Full title of the plan)
                              ____________________

                             JAMES A. MORGAN, ESQ.
                             Senior Vice President,
                         General Counsel and Secretary
                            Rubbermaid Incorporated
                                1147 Akron Road
                           Wooster, Ohio  44691-6000
                                 (216) 264-6464

    (Name, address, and telephone number, including area code, of agent for service)

                              ___________________

Approximate date of offering hereunder: As soon as practicable after the effective date of this Registration Statement.
                              __________________

                        CALCULATION OF REGISTRATION FEE

_________________________________________________________________________________________
                                         Proposed           Proposed
   Title of                              Maximum            Maximum
  Securities             Amount          Offering          Aggregate      Amount of
    to be                 to be           Price             Offering      Registration
  Registered            Registered       Per Share*          Price*           Fee*
_________________________________________________________________________________________
Common Shares, with
a par value of $1.00
per share**            1,500,000 shs.      $25.875       $38,812,500.00     $13,383.71
_________________________________________________________________________________________

___________

* The proposed maximum offering price per share and in the aggregate have been estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and (c) of the Securities Act of 1933. The registration fee is based on the average of the high and low prices reported for Rubbermaid Incorporated's Common Shares on the New York Stock Exchange on
October 17, 1994 (such average being $25.875 per share).

** The Common Shares registered hereby include associated rights (the "Rights") to purchase Common Shares. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Shares, and will be transferred along with and only with the Common Shares.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


   The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Rubbermaid Incorporated, an Ohio corporation (the "Corporation") are hereby incorporated by reference into this Form S-8 Registration Statement (the "Registration Statement"):

   1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

   2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 filed pursuant to Section 13(a) of the 1934 Act; and

   3. The description of the Corporation's Common Shares set forth in the Corporation's Registration Statement on Form 8-A filed on July 2, 1986 with the Commission pursuant to Section 12(b) of the 1934 Act and the description of the Rights contained in the Corporation's amendment to its Registration Statement on Form 8-A filed with the Commission on Form 8 pursuant to Section 12(b) of the 1934 Act, on October 26, 1989.

   All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

   Not Applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


   The validity of the Common Shares offered hereby will be passed upon by James A. Morgan, Esq., Senior Vice President, General Counsel and Secretary of the Corporation.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


   Section 6 of the Corporation's Code of Regulations, as amended, provides as follows:

                              SECTION 6--INDEMNITY

   The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise; provided, however, that the Corporation shall indemnify any such agent (as opposed to any director, officer, or employee) of the corporation to an extent greater than that required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, the Articles of Incorporation, or any agreement, vote of shareholders, or of disinterested directors, or otherwise, both as to action in official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent, and shall inure to the benefit of heirs, executors, and administrators of such a person.

   The Corporation may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any person described above against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.
                              _____________________________

   Reference is made to Section 1701.13(E) of the General Corporation Law of the State of Ohio relating to indemnification of directors, officers, and employees of an Ohio corporation.

   The Corporation also maintains insurance on behalf of each director and certain officers against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

   Not Applicable


ITEM 8.  EXHIBITS


   The Exhibits to the Registration Statement are listed in the Exhibit Index on page 6 of this Registration Statement.



ITEM 9.  UNDERTAKINGS


   (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wooster, State of Ohio, on this 19th day of October, 1994.

                                           RUBBERMAID INCORPORATED


                                           By: /s/ Wolfgang R. Schmitt
                                              __________________________
                                              Wolfgang R. Schmitt
                                              Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 19, 1994.




/s/ Wolfgang R. Schmitt
______________________________
Wolfgang R. Schmitt,
Chairman of the Board
and Chief Executive Officer



/s/ George C. Weigand
______________________________
George C. Weigand
Senior Vice President
and Chief Financial Officer



/s/ John L. Theler
______________________________
John L. Theler
Vice President-Corporate Controller




Tom H. Barrett, Director; Charles A. Carroll, Director; Zoe Coulson, Director; Robert O. Ebert, Director; Stanley C. Gault, Director; Robert M. Gerrity, Director; Karen N. Horn, Director; William D. Marohn, Director; Steven A. Minter, Director; Jan Nicholson, Director; Paul G. Schloemer, Director.


                                           By:  /s/ James A. Morgan
                                              ________________________________
                                              Attorney-in-Fact

                            RUBBERMAID INCORPORATED

                               INDEX TO EXHIBITS


 FORM S-8                                                                 SEQUENTIAL
EXHIBIT NO.                          DESCRIPTION                           PAGE NO.
- -----------                          -----------                           --------
4(a)                           Amended Articles of Incorporation               N/A
                               of Rubbermaid Incorporated, filed
                               as Exhibit 3(a) and 4(a) to
                               Form 10-K (File No. 1-4188) for the
                               year ended December 31, 1992 and
                               incorporated by reference herein.


4(b)                           Amended Code of Regulations of                  N/A
                               Rubbermaid Incorporated, filed as
                               Exhibit 3(b) and 4(b) to Form 10-K
                               for the year ended December 31,
                               1992 and incorporated by reference
                               herein.


4(c)                           Amended and Restated Rights Agreement           N/A
                               between Rubbermaid Incorporated and
                               Ameritrust Company National Association,
                               filed as Exhibit 4(c) to Form 10-K for
                               the year ended December 31, 1992 and
                               incorporated by reference herein.


5                              Opinion of James A. Morgan, Esq.,
                               as to the legality of the Common
                               Shares being registered


15                             Letter re unaudited interim financial
                               information


23(a)                          Consent of KPMG Peat Marwick LLP


23(b)                          Consent of James A. Morgan, Esq.,               N/A
                               (set forth in his opinion referenced
                               as Exhibit 5)


24                             Powers of Attorney pursuant to which
                               certain Directors have signed this
                               Form S-8 Registration Statement.